UNITED STATES SECURITIES stocktickerAND
                              EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              stocktickerFORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 4, 2009

                               NOVAGEN SOLAR INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-149617
                            (Commission File Number)

                                   98-0471927
                  (stocktickerIRS Employer Identification No.)

          3044 BLOOR STREET W, SUITE 1440, TORONTO, ONTARIO    M8X 2Y8
             (Address of principal executive offices and Zip Code)

                                 (647) 456-9521
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17
stocktickerCFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
stocktickerCFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 stocktickerCFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 stocktickerCFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

A.     APPOINTMENT OF THOMAS MILLS AS A DIRECTOR

On September 4, 2009, the Board of Directors appointed Mr. Thomas Mills, 41, as a director. Mr. Mills is presently our President and Chief Executive Officer. Mr. Mills will hold the office of director for the remainder of the ensuing year, or until his successor is elected or appointed, whichever comes first.

B.     RESIGNATION OF ALFONSO QUIJADA AS A DIRECTOR

On September 5, 2009, Mr. Alfonso Quijada resigned as a director of the Registrant. Mr. Quijada advised the Registrant that he was resigning from his position as a director for personal reasons and not because of any disagreement with the Registrant. The Board of Directors accepted Mr. Quijada's resignation effective as of September 4, 2009.

C.     RESIGNATION OF FIDEL THOMAS AS A DIRECTOR

On September 5, 2009, Mr. Fidel Thomas resigned as a director of the Registrant. Mr. Thomas advised the Registrant that he was resigning from his position as a director for personal reasons and not because of any disagreement with the Registrant. The Board of Directors accepted Mr. Thomas's resignation effective as of September 4, 2009.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN SOLAR INC.


/s/ Thomas Mills
PersonNameThomas Mills, President & CEO
Date: September 11, 2009